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                                                                   Exhibit 23.1


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Barnes & Noble, Inc.
New York, New York


We hereby consent to the incorporation by reference of our report dated March 11, 1997 relating to the consolidated financial statements of Barnes & Noble, Inc. and subsidiaries, incorporated by reference into the Company's Annual Report on Form 10-K for the year ended February 1, 1997, into the prospectuses constituting a part of the following registration statements: No. 33-84826 on Form S-3, No. 33-89258 on Form S-3, No. 33-89260 on Form S-8, and No. 33-97410
on Form S-3.

We also consent to the references to us under the caption "Experts" in the Prospectuses.


                                                   BDO Seidman, LLP

New York, New York
April 30, 1997